As filed with the Securities and Exchange Commission on November 17, 1995 Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-3
                      Registration Statement
                              Under
                    THE SECURITIES ACT OF 1933

                 MADISON GAS AND ELECTRIC COMPANY
      (Exact Name of Registrant as Specified in Its Charter)

          Wisconsin 39-0444025
          (State or other jurisdiction of    (I.R.S. Employer
           incorporation or organization)  Identification Number)

                      133 South Blair Street
           P.O. Box 1231, Madison, Wisconsin 53701-1231
                          (608) 252-7000
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       Gary J. Wolter, Esq.
       Senior Vice President - Administration and Secretary
           P.O. Box 1231, Madison, Wisconsin 53701-1231
                          (608) 252-7292
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 Copies of all communications to:
                           Jim L. Kaput
                         Sidley & Austin
        One First National Plaza, Chicago, Illinois 60603

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering.   _____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                     CALCULATION OF REGISTRATION FEE
                                   Proposed  Proposed
                        Amount to  maximum   maximum     Amount of
Title of securities to  be         offering  aggregate   registration
be registered           registered price per offering    fee (4)
                        (1)(2)     share (3) price (3)

Common Stock ($8 par    1,000,000  $33.25    $33,250,000 $6,650
 value)                 shares


(1) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also includes 184,342 shares of Common Stock, $8 par value, registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 33-24115.
(2) Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for charges resulting from stock dividends, stock splits and similar charges.
(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $8 par value, of Madison Gas and Electric Company on the NASDAQ National Market on November 15, 1995.
(4) The registration fee has been calculated pursuant to Rule 457(c) under the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, $1,179.79 was previously paid by the Registrant in connection with the registration of 184,342 shares of Common Stock, $8 par value, registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 33-24115.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting part of this Registration Statement also relates to 184,342 shares of Common Stock, $8 par value, registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 33-24115 and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

          Subject to completion, dated November 17, 1995

                            Prospectus

                 MADISON GAS AND ELECTRIC COMPANY

                       Investors Plus Plan
                         1,184,342 Shares
                    Common Stock $8 Par Value

     Madison Gas and Electric Company (the "Company") hereby offers participation in its Investors Plus Plan (the "Plan") which amends and restates in its entirety the Madison Gas and Electric Company Automatic Dividend Reinvestment and Stock Purchase Plan. The Plan is designed to provide investors with a convenient way to purchase shares of the Company's Common Stock, $8 par value ("Common Stock"), and to reinvest all or a portion of the cash dividends paid in Common Stock.

Participants in the Plan may:

- Make a direct Initial Investment in Common Stock with a cash payment of no less than $50 and no more than $25,000 per account.

-    Increase their investment in Common Stock by making Optional
     Cash Payments of no less than $25 per payment and no more than $25,000 for each calendar quarter per account.

-    Reinvest all or a portion of cash dividends paid on Common
     Stock registered in their names or on Common Stock credited to their Plan accounts in additional shares of Common Stock.

- Receive cash dividends on any or all shares of Common Stock by check or electronic deposit to a designated account.

- Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan account.

- Sell Common Stock credited to their Plan account through the Plan.

- Deposit certificates representing shares of Common Stock into the Plan for safekeeping.

     Shares acquired under the Plan will be either shares purchased on the open market by an independent agent (the "Agent") selected by the Company, newly issued shares, or treasury shares. The purchase price of shares purchased on the open market will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the Agent. The purchase price of newly issued shares or treasury shares will be the average of the quoted closing prices, carried to four decimal places, for the Common Stock as reported on the Nasdaq National Market for the period of five trading days ending on the Dividend Date or Investment Date (each as defined herein). The sale price to participants of shares sold through the Plan will be the market price, including normal brokerage commissions, carried to four decimal places, of shares purchased by the Agent. The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions.

     The Common Stock is quoted on the Nasdaq National Market under the symbol "MDSN."

     Shares of Common Stock offered under the Plan are offered through a registered broker-dealer selected by the Company.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
      OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The date of this Prospectus is _______________, 1995.

                           THE COMPANY

     Madison Gas and Electric Company (the "Company"), a Wisconsin corporation organized as such in 1896, is a public utility engaged in the generation and transmission of electric energy and in its distribution in Madison and its environs (250 square miles) and in the purchase, transportation, and distribution of natural gas in Madison and the immediately surrounding territory (1,325 square miles). The principal executive offices are located at 133 South Blair Street, Post Office Box 1231, Madison, WI 53701-1231, and its telephone number is (608) 252-7000.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the principal offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the following regional offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511, and Seven World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.

     This Prospectus constitutes part of a registration statement, together with all amendments and exhibits thereto, filed by the Company with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in such registration statement, and reference is hereby made to such registration statement for further information with respect to the Company and the shares of Common Stock registered under such registration statement.


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, previously filed with the Commission pursuant to the Exchange Act (File No. 0-1125), are hereby incorporated by reference herein and shall be deemed a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995; June 30, 1995; and September 30,
1995.

     3. The description of the Common Stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and documents filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified, or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to Joseph T. Krzos, Vice President - Finance, Madison Gas and Electric Company, Post Office Box 1231, Madison, WI 53701-1231, telephone:
(608) 252-7000.

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide participants a simple and convenient method of purchasing shares of the Company's Common Stock with Initial Investments, dividends, and Optional Cash Payments. If such shares are purchased from the authorized but unissued shares of the Company or from the Company's treasury, the Company will receive additional funds which will be used for general corporate purposes.

ADVANTAGES AND DISADVANTAGES

2.   What are the advantages of the Plan?

     - Persons and entities not presently owning shares of Common Stock may become shareholders by making an initial direct investment of no less than $50 and no more than $25,000 per account ("Initial Investment") (see Question 15).

     -    Additional investments in Common Stock ("Optional Cash
          Payment") may be made by participants for as little as $25 per payment, up to $25,000 per calendar quarter per account (see Question 15).

     - All or a portion of Common Stock dividends may be automatically reinvested in additional shares of Common
          Stock (see Question 9).

     - Full investment of funds is possible under the Plan because the Plan permits fractional shares to be credited to participants' accounts.

   - Company employees who participate in the Plan may arrange for Optional Cash Payments to be made through payroll deductions (see Question 15).

     - Shares purchased are credited to an account in the participant's name, and a statement is furnished following each transaction, thereby providing a simplified method of recordkeeping (see Questions 9 and 17).

     - Participants may deposit Common Stock certificates into their Plan accounts for safekeeping, whether or not the Common Stock represented by such certificates was purchased through the Plan. This convenience is provided at no cost to the participant and eliminates the possibility of loss, inadvertent destruction, or theft of certificates (see Question 23).

     - Participants may transfer shares held in their Plan account to another individual or entity at no cost. The normal transfer requirements will apply.

     - Participants may receive cash dividends on any or all shares of Common Stock by check or electronic deposit to a designated account (see Questions 9 and 20).

3.   What are the disadvantages of the Plan?

     - Participants have no control over the price at which shares are purchased or sold through the Plan or the timing of such purchases or sales. A participant bears the market risk associated with fluctuations in the price of the Common Stock pending the execution of a purchase or sale of shares for the participant's account (see Question 25).

     -    No interest is paid on funds pending investment (see
          Question 14).

     - Requests for issuance of certificates or the sale of shares from a Plan account (withdrawals) may be delayed during the dividend processing period. Requests for other changes in Plan participation may also be delayed during this period (see Question 25).

COSTS

4.   Are there any expenses to participants under the Plan?

     When Common Stock purchased under the Plan is newly issued or treasury shares, rather than purchased on the open market, there are no expenses to participants because shares are purchased from the Company and no brokerage commission is incurred. When Common Stock is purchased on the open market under the Plan, the price per share paid by the participant includes normal brokerage commissions incurred to acquire the shares. Because purchases are consolidated, a participant's proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases. Shares sold through the Plan will incur normal brokerage commissions (see Question 25).

     The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions incurred to purchase shares on the open market or to sell shares. Participants will receive advance notice if the Company determines not to pay all administrative costs.

ADMINISTRATION

5.   How will the Plan be administered?

     The Company administers the Plan, performing only clerical and ministerial functions such as keeping a continuing record of participants' accounts, advising them of purchases and other transactions, and performing other duties relating to the Plan. The Company believes that its serving as administrator rather than a registered broker-dealer or a federally insured banking institution poses no material risks to participants because of the administrative nature of the functions the Company will perform. In addition, Initial Investments and Optional Cash Investments will be transmitted promptly to a segregated escrow account at a bank (the "Escrow Account") or to the Agent and will not be subject to any liens or claims of any creditors of the Company. Purchases of Common Stock for the accounts of participants will be registered in the name of the Plan Nominee (a Bank) as custodian for participants in the Plan (the "Nominee").

PARTICIPATION

6.   Who is eligible to participate?

     Any interested person or entity making an Initial Investment of at least $50 and all registered shareholders are eligible to participate. Beneficial owners of Common Stock registered in others' names, such as brokers or bank trustees and nominees, who want to participate by reinvesting dividends paid on these shares may be required by their brokers or banks to withdraw their shares from the beneficial accounts and register the shares in their own names.

7.   How do eligible investors participate?

     After receiving a Prospectus, investors may join the Plan by signing an Enrollment Form and returning it to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Enrollment Forms may be obtained at any time by written request to the Company or by telephoning the Company at the appropriate toll-free number listed on page 15 of this Prospectus (see Question 9). Investors making first-time purchases of Common Stock must submit the Enrollment Form with the Initial Investment to purchase Common Stock or arrange for the Initial Investment to be made through a payroll deduction (see Questions 14 and 15). A person who is a current owner of Common Stock must sign an Enrollment Form exactly as such person's name appears on his or her Common Stock certificate. If the Common Stock is registered to more than one person, each person must sign the Enrollment Form. A person or persons who are making an Initial Investment must specify exactly how the shares to be purchased are to be registered and sign their names accordingly.

     Shareholders who are already enrolled in the Plan are eligible to participate in the new features of the Plan. Such shareholders should carefully review the participation options, particularly the "No Reinvestment" and "Partial Reinvestment" options. These options have been modified in the Plan (see Question 9). Unless such a shareholder submits a new Enrollment Form designating a different participation option, each shareholder's current participation in the Plan will remain unchanged.

8.   When may an eligible investor join the Plan?

     Eligible investors may join the Plan at any time. Participation for reinvestment of dividends will commence with the next Common Stock cash dividend date (the "Dividend Date," currently on or about March 15, June 15, September 15, and December 15) after the Company receives, at least 15 days prior to the Dividend Date, a properly completed Enrollment Form. If the Enrollment Form is not received in time, participation through reinvestment of dividends will be delayed until the following Dividend Date.

     Optional Cash Payments received by the Company prior to the close of business on the "Investment Date," defined as the 15th day of each month (or the next business day thereafter if the 15th day of the month is not a business day) and Initial Investments with a properly completed Enrollment Form received at least three business days prior to the Investment Date will be invested monthly on the Investment Date.

9.   What does an Enrollment Form authorize?

     An Enrollment Form authorizes the Company in its capacity as administrator of the Plan to enroll participants under the following dividend options:

     - Full Dividend Reinvestment Reinvest all dividends: dividends paid on shares held by the participant, dividends on shares held in the participant's Plan account, and any Initial Investment and Optional Cash Payments will be invested in Common Stock and credited to the participant's Plan account.

     - Partial Dividend Reinvestment Reinvest a portion of dividends: participants may request cash dividends on a designated percentage of shares held by the participant and held in the participant's Plan account, as indicated by the participant on the Enrollment Form. Dividends paid on remaining shares and any Optional Cash Payments will be invested in Common Stock and credited to the participant's Plan account.

     - No Dividend Reinvestment Pay all cash dividends: receive all cash dividends on shares held by the participant and in the participant's Plan account. Participants may purchase shares through the Plan with an Initial Investment and Optional Cash Payments.

     The Enrollment Form also allows participants to take advantage of certificate safekeeping services (see Question 23).

     If the Enrollment Form is incomplete upon receipt by the Company, the Company will return the Enrollment Form and any payment for stock purchase to the participant.


SOURCE OF SHARES AND USE OF PROCEEDS

10. What is the source of and use of proceeds from Common Stock purchased under the Plan?

     Shares purchased under the Plan will be either shares purchased on the open market by the Agent, newly issued shares, or treasury shares. The Company will not change its determination regarding the source of shares more than once in any three-month period. The Company will not exercise its right to change the source of shares absent a determination by the Company's board of directors that the Company's need to raise additional capital has changed, or that there is another valid reason for such change.

     Initially, shares purchased under the Plan will be shares purchased on the open market and the Company will not receive any additional funds from such purchases. In the event the Company determines that shares to be purchased under the Plan will be either newly issued or treasury shares, the Company will be required to request an order from the Public Service Commission of Wisconsin approving such purchases. If shares purchased under the Plan are newly issued or treasury shares, the Company will receive additional funds from such purchases to be used for general corporate purposes, including the financing of capital expenditures, the refinancing of indebtedness, and possible investments and acquisitions.

PURCHASES

11. How many shares of Common Stock will be purchased for participants?

     The number of shares to be purchased depends on the amount of a participant's Initial Investment, Optional Cash Payment, dividend, or a combination thereof, and the price of the shares. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price.

12. What will be the price of shares of Common Stock purchased under the Plan?

     When shares are purchased on the open market, the price per share to participants will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the Agent. Because purchases are consolidated, a participant's proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases. The Agent is a securities broker-dealer registered as such under the Exchange Act who is a market maker in the Common Stock and will purchase shares of Common Stock as Agent for the participants in the Plan. The purchases will be made in over-the-counter market purchases or negotiated transactions on terms determined by the Agent.

     When shares are purchased from authorized but unissued shares of Common Stock or from the Company's treasury, the price per share of shares to participants will be the average of the quoted closing prices for the Common Stock as reported on the Nasdaq National Market for the period of five trading days ending on the Dividend Date or Investment Date (or the period of five trading days immediately preceding the Dividend Date or the Investment Date if the Nasdaq National Market is closed on such date). In each case, the price will be calculated to four decimal places. No newly issued or treasury shares will be sold for less than par value ($8 per share).

     The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions incurred to purchase shares on the open market or to sell shares.

13.  When will dividend funds be invested?

     On each Dividend Date, the dividends on any designated shares registered in the names of the participants, as well as on the Common Stock held in the Plan accounts of the participants, will be invested in Common Stock as of such Dividend Date, along with Optional Cash Payments received prior to the close of business on such Dividend Date (see Question 8). Dividends that are not invested within 30 days of the Dividend Date will be paid to the shareholder. For administrative purposes, the actual crediting of the Common Stock to a participant's account and the purchase of shares through the Plan may take place several days after each Dividend Date.

INITIAL INVESTMENTS AND OPTIONAL CASH PAYMENTS

14. When must the Initial Investments and Optional Cash Payments be made?

     Initial Investments must be received with a properly completed Enrollment Form at least three business days prior to the Investment Date (see Question 8 for definition of Investment
Date). On each Investment Date, the Company will invest any Optional Cash Payments received prior to the close of business on the Investment Date and Initial Investments in Common Stock for the account of such participant. If received after the Investment Date, the Company may hold the investment until the next Investment Date. Initial Investments and Optional Cash Payments that are not invested within 35 days of receipt will be returned to the participant. Only participants who have properly completed, signed, and returned an Enrollment Form as provided in Questions 8 and 9 are eligible to make an Initial Investment and Optional Cash Payments.

     A participant may withdraw an Initial Investment or Optional
Cash Payment by notifying the Company's Shareholder Services
Department in writing not less than two business days before an Investment Date. Any withdrawn amount will be returned as promptly as practicable without interest.

     The Company will acknowledge receipt of all Initial
Investments and Optional Cash Payments. No interest will be paid on Initial Investments and Optional Cash Payments held by the Company pending investment. Participants are requested not to send cash.

15.  How are Initial Investments and Optional Cash Payments made?

     Participants may make Initial Investments of not less than $50 and Optional Cash Payments of not less than $25 per payment nor more than $25,000 for each calendar quarter per account. When enrolling in the Plan, an Initial Investment and Optional Cash Payment may be made by the participant by enclosing with the Enrollment Form a check or money order payable to the order of Madison Gas and Electric Company. Thereafter, Optional Cash Payments may be made through the use of the Remittance Form for Optional Cash Payments sent to participants by the Company. The Company will promptly transmit all Initial Investments and Optional Cash Payments to the segregated Escrow Account at a bank or to the Agent.

     It is recommended that all payments be made so as to reach the Company at least five business days prior to the Investment Date. Each payment by a participant must be made by check or money order payable to the order of Madison Gas and Electric Company and the same amount of money need not be sent each time, subject to the minimum and maximum payment levels. There is no obligation to make Optional Cash Payments.

     Employees of the Company or its subsidiaries participating in the Plan may arrange for an Initial Investment or Optional Cash Payments to be made through payroll deductions. The $50 and $25 minimum payment requirement for Initial Investments and Optional Cash Payments, respectively, will not apply to payments made through payroll deductions. Application forms for such employee payroll deductions are available from the Company's Shareholder Services Department. Commencement, revision, or termination of payroll deductions will become effective as soon as practicable after receipt of the request.

16. What happens if a check is returned unpaid by a participant's financial institution?

     In the event that any check is returned unpaid for any reason and the Company is unable to collect funds from the participant, the Company will consider the request for investment of such funds null and void. The Company shall remove from the participant's account any shares purchased upon the prior credit of such funds. Those shares may be sold to satisfy any uncollected amount. If the net proceeds of such sale are insufficient to satisfy the balance of such uncollected amount, additional shares may be sold from the participant's account as necessary to satisfy the uncollected balance.

REPORTS TO PARTICIPANTS

17. What kind of reports will be sent to participants in the Plan?

     Each participant will receive a statement of account following each purchase or sale of Common Stock for the participant's account under the Plan. Statements of account will be issued quarterly for all Plan participants and for each month when the participant purchases or sells shares. Quarterly statements of account are cumulative, showing activity for all three months of the quarter and calendar year to date. Account statements are the participant's continuing record of purchases and should be retained for income tax purposes. The final statement of the calendar year will indicate the total dividends credited to the participant's account for the year for the participant's Plan account, and a Form 1099-DIV will be issued to each participant for use in reporting dividends received for income tax purposes.

     For participants who are not making Optional Cash Payments or reinvesting dividends but have shares held in the Plan, information regarding share balances and year-to-date dividends will accompany their dividend check.

18. What other communications will participants receive from the Company?

     Each participant will receive the same communications as every other shareholder of record, including Quarterly Reports, the Annual Report, the Notice of Annual Meeting of Shareholders and the Proxy Statement, Proxy, and income tax information, including 1099 forms for reporting dividends and sale proceeds received by the participant. See Question 29 regarding voting of proxies.

DIVIDENDS ON FRACTIONS OF SHARES AND ELECTRONIC DEPOSIT

19. Will participants be paid or credited with dividends on fractions of shares?

     Yes.

20. Will the Company automatically deposit dividends which are not reinvested directly into a participant's designated account?

     In lieu of receiving dividends by check, a participant may receive dividends by electronic deposit to a designated account. A participant must complete and sign a direct deposit authorization form and return it to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Direct deposit will become effective as soon as practicable after receipt of a properly completed direct deposit authorization form. Changes in direct deposit instructions may be made by delivering a new properly completed direct deposit authorization form.

CERTIFICATES FOR SHARES

21.  Will certificates be issued for the Common Stock purchased?

     Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. Instead, the Common Stock purchased for each participant will be credited to the participant's Plan account by the Company and will be shown on the participant's statement of account. This convenience protects against loss, theft, or destruction of Common Stock certificates. See Question 17 regarding issuance of statements of account.

     Certificates for any number of whole shares credited to an account under the Plan will be issued in the participant's name upon the written request of a participant. A participant must furnish separate written instructions to the Company each time the issuance of certificates is desired. Requests should be mailed to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Requests for certificates will be handled without charge to participants, but participants are restricted to one request per quarter.

     Certificates for fractions of shares will not be issued to a participant under any circumstances. See Questions 24 and 25 regarding withdrawal of fractional shares from the Plan.

     Common Stock credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge
Common Stock must request that certificates for such Common Stock be issued in his or her name.

22.  In whose name will certificates be registered when issued?

     Accounts in the Plan will be maintained in a participant's name as shown on the Company's shareholder records. Certificates for whole shares will be similarly registered when issued.

     Upon written request, certificates can also be registered and issued in names other than that of a participant, subject to compliance with any applicable laws and to payment by the participant of any applicable taxes, and provided that the request, in proper form, bears the signature of the participant and the signature is guaranteed by an eligible financial institution acceptable to the Company's transfer agent.

SAFEKEEPING OF CERTIFICATES

23.  Can certificates be sent to the Company for safekeeping?

     Participants who wish to have the Company hold their certificated shares in safekeeping may send the certificate(s) to the Company for deposit to a Plan account in the participant's name. Send the certificate, unsigned, with an Enrollment Form to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Enrollment Forms may be obtained at any time by writing to the Company or telephoning the Company at the appropriate toll-free number listed on page 15. It is recommended the certificate(s) be sent by registered or certified mail, return receipt requested. Participants bear all risk of loss in sending certificates for safekeeping. Certificates received for safekeeping will be canceled and registered in the name of the Nominee as custodian for participants in the Plan. Participants using safekeeping services must advise the Company as to their choice of dividend payment options by indicating their choice on the Enrollment Form under "Participation."

WITHDRAWAL

24. What are the options for withdrawal of Common Stock from the Plan?

     When a participant withdraws all or a portion of his or her Common Stock from the Plan, the participant has five options. A participant may elect (i) to have a certificate issued for all of the whole shares credited to the participant's Plan account and receive a cash payment for any fraction of a share, (ii) to have the Company sell all of the participant's Plan shares and receive a check for the proceeds, (iii) to have a certificate issued for a specified number of whole shares to be withdrawn from the Plan, leaving the remaining shares in the Plan, (iv) to have the Company sell a specified number of Plan shares and receive a check for the proceeds, leaving the remaining shares in the Plan, or (v) to discontinue reinvestment of dividends but continue to have shares held in safekeeping.

25. When and how may participants withdraw all or a portion of their Common Stock from the Plan?

     A participant may withdraw from the Plan at any time by sending a written request to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison,
WI 53701-1231.

     When a participant requests to withdraw all of his or her Common Stock from the Plan, termination of participation in the Plan will be effective upon the issuance of a certificate or sale of his or her Common Stock. If a participant withdraws all of his or her Common Stock from the Plan and requests a certificate for the shares, a certificate for all of the whole shares credited to the participant's Plan account will be issued and a cash payment representing any fraction of a share will be mailed directly to the participant. The cash payment to each such participant will be based on the actual sales price when accumulated fractional sales of withdrawing participants are sold through the Plan.

     If a request for withdrawal is received less than 30 days preceding a Dividend Date, the request may be held until dividend processing is complete.

     Sales of whole shares and any fractional shares will be made directly to the Agent. The sale price to participants of shares sold through the Plan will be the market price, including normal brokerage commissions, carried to four decimal places, of shares purchased by the Agent. Sale proceeds will be mailed to the participant. Sales of whole and fractional shares may be accumulated; sales transactions will, however, normally occur weekly and at least every 30 days. Participants will receive certificates for shares or cash for shares which are sold no later than 30 days after the Company's receipt of the written notice of withdrawal.

     The Company cannot guarantee that shares will be sold on any specific day or at any specific price.

26.  When may former participants rejoin the Plan?

     Generally, a former participant may again become a participant at any time (see Question 8). However, the Company reserves the right to reject any Enrollment Form from a previous participant on grounds of excessive joining and termination. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

OTHER INFORMATION

27. When and how may participants change their status concerning dividend reinvestment in the Plan?

     Participants may change their status at any time by indicating a new designation on an Enrollment Form. However, if a participant's request to change is received less than 30 days preceding a Dividend Date, the dividend paid on such date may, at the option of the Company, be processed under the participant's previous designation. All requests to change will be processed as promptly as possible.

28. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by the Company on Common Stock held in the Plan for a participant will be credited to the participant's Plan account. Stock dividends or split shares distributed on certificated shares registered in the name of a participant will be registered in the participant's name and may be issued in certificate form.

29. How will participants' Common Stock be voted at meetings of shareholders?

     The Common Stock credited to a participant's account may only be voted in accordance with the participant's instructions given on a proxy form which will be furnished to all shareholders.

30. What is the responsibility of the Company and the Nominee under the Plan?

     Neither the Company, the Agent, the Nominee, nor any agents, in administering the Plan, will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death.

     A participant should recognize that neither the Company, the Agent, the Nominee, nor any agents can assure a profit or protect against a loss on the Common Stock purchased or sold under the Plan.

     The foregoing does not affect a participant's right to bring a cause of action based on alleged violations of federal securities laws.

31. What provision is made for shareholders whose dividends are subject to tax withholding?

     In the case of participating shareholders whose dividends are subject to tax withholding, the Company will invest an amount equal to the cash dividend declared by the Company less the amount of tax required to be withheld. Only the net dividend will be applied by the Company to the purchase of Common Stock. The Company's quarterly statements for such participants will indicate the amount of tax withheld and the net dividend reinvested by the Company.

32.  Can the Plan be changed or discontinued?

     The Company reserves the right to suspend, modify, or terminate the Plan at any time. Notice of any such suspension, modification, or termination will be sent to all affected participants.

33.  Who interprets and regulates the Plan?

     The Company reserves the right to interpret and regulate the Plan.

34.  Which law governs the Plan?

     The Plan is governed by and construed in accordance with the laws of the State of Wisconsin.

FEDERAL TAX CONSEQUENCES

     The federal tax information in Questions 35 through 37 is provided only as a guide to noncorporate participants, who are urged to consult with their own tax advisors for more specific information on rules regarding the tax consequences of the Plan under federal and state income tax laws and the tax basis of shares held under the Plan in special cases, such as death of a participant or a gift of such shares and for other tax consequences.

     Because state income tax laws vary between states, information on state tax consequences is not discussed in this Prospectus. Plan participants are urged to consult with their own tax advisors regarding the tax consequences of Plan participation under the specific state income tax laws with which they must abide.

35. What are the federal income tax consequences of participation in the Plan?

     Participants in the Plan, in general, have the same federal income tax obligations with respect to dividends on their Common Stock as do shareholders who are not participants in the Plan. Cash dividends which a participant elects to have reinvested under the Plan will be treated for federal income tax purposes as having been received even though the participant does not actually receive cash but, instead, purchases Common Stock under the Plan.

     Participants in the Plan will not recognize any income for federal income tax purposes upon the purchase of shares of Common
Stock with Initial Investments and Optional Cash Payments. See
Question 36 regarding the tax basis of such shares.

36. What is the federal tax basis of shares of Common Stock acquired under the Plan?

     In order to determine the tax basis of shares acquired under the Plan and for other tax consequences, the participant is advised to consult with the participant's tax advisor.

37. What are the federal income tax consequences of a sale of Common Stock acquired under the Plan?

     A participant will not realize any federal taxable income upon receipt of certificates for whole shares of Common Stock previously credited to the participant's account, whether upon request, withdrawal from the Plan, or the Company's termination thereof. However, gain or loss will be realized when shares are sold and with respect to any cash payment by the Company for a fractional share. The gain or loss will be equal to the difference between the amount received for such shares and the participant's tax basis therefor. If shares of Common Stock acquired under the Plan are held for more than one year, the gain or loss realized upon the sale thereof generally will be long-term capital gain or loss; if such shares are held for a shorter period, such gain or loss will be short-term capital gain or loss.

                   DESCRIPTION OF COMMON STOCK

General

     The Company is authorized by its Restated Articles of Incorporation, as amended (the "Articles"), to issue
28,000,000 shares of Common Stock ($8 par value), of which 10,719,812 shares were issued and outstanding as of November 15, 1995, and 1,175,000 shares of Cumulative Preferred Stock ($25 par value), no shares of which are outstanding. None of the Common
Stock has been redeemed or is held as treasury stock.

     The following statements are summaries relating to the Common Stock of certain provisions of the Articles, of the Wisconsin Business Corporation Law, and of the Company's
Indenture of Mortgage and Deed Trust (the "Indenture").

Voting Rights Noncumulative Voting

     Except as described below under "Limitation of Voting Rights of Substantial Shareholders," each share of Common Stock entitles the holder thereof to one vote for each share held on each matter submitted to a vote at a meeting of shareholders and in all elections of directors. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares, if they choose to do so, can elect all of the directors. The holders of Common Stock exclusively possess the full voting power of the Company.

Limitation of Voting Rights of Substantial Shareholders

     The Company's Articles provide that so long as any person is a Substantial Shareholder (as defined), the record holders of the shares of the Company's Voting Stock (as defined) beneficially owned by such Substantial Shareholder have limited voting rights. These provisions may render more difficult or discourage a merger or takeover of the Company, the acquisition of control of the Company by a Substantial Shareholder, and the removal of incumbent management. "Voting Stock" is defined to include Common Stock and any class or series of preferred or preference stock then outstanding entitling the holder thereof to vote on the matter with respect to which a determination is being made, unless the shareholders or Board of Directors expressly exempt such class or series from such provisions.

     A "Substantial Shareholder" is defined as any person or entity (other than the Company or a subsidiary and other than employee benefit plans of the Company or any subsidiary and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of Voting Stock, that is the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock. For purposes of the Articles, a person is deemed to be a "beneficial owner" of any shares of Voting Stock which such person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which such person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

     A Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or such other number of votes per share as may be specified in or pursuant to the Articles) with respect to the shares of Voting Stock which would entitle such Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock. With respect to shares of Voting Stock that would entitle such Substantial Shareholder to cast more than 10% of such total number of votes, however, the Substantial Shareholder is entitled to only one/one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may such Substantial Shareholder exercise more than 15% of the total voting power of the holders of Voting Stock (after giving effect to the foregoing limitations).

     If the shares of Voting Stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all such persons, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, the Articles provide that a majority of the voting power of all the outstanding shares of Voting Stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

     The following is an example of how the foregoing provisions would operate if the Company had 1,000 outstanding shares of Voting Stock. If a Substantial Shareholder beneficially owned 600 of the shares, he or she would be entitled to 100 votes for his or her first 100 shares and, on the basis of the limitation on voting rights with respect to shares in excess of 10%, an additional five votes for his or her remaining 500 shares. These 105 votes would be out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). Then, because these 105 votes would constitute 21% of the total number of votes, the provisions of the Articles would further limit the Substantial Shareholder to approximately 71 votes of a total of approximately 471 entitled to be cast by all shareholders (15% of the total number of votes entitled to be cast). As a result of the limitation of the Substantial Shareholder's voting rights, the voting power of the other shareholders increases from 40% to 85%.

     As this illustration makes clear, beneficial owners of more than 10% of the outstanding shares of Voting Stock will be unable to exercise voting rights proportionate to their equity interests.

     Generally, Section 180.1150 of the Wisconsin Statutes states that the voting power of shares of certain Wisconsin corporations, including the Company, held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of his or her full voting power. In other words, a person holding 500 shares of such a corporation with 1,000 shares outstanding would be limited to 230 votes on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of such a restoration.

Dividend Rights

     Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

     Under the terms of three supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends less the excess of the maintenance and replacement requirements over the maintenance, repairs, and depreciation expenses, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

     Under the terms of all other supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

Liquidation Rights

     In the event the Company is liquidated or dissolved, after all of the Company's liabilities have been paid, and after any holders of any other stock having senior liquidation preferences to Common Stock have been paid or had funds set aside in accordance with the Articles, the holders of the then outstanding Common Stock are entitled to receive pro rata the remaining assets available for distribution.

Preemptive and Subscription Rights

     No holder of any class of stock of the Company, including the Common Stock, has any preemptive or subscription rights.

Liability to Further Calls or to Assessment

     The shares of Common Stock, when issued and delivered by the Company and paid for as herein contemplated, will be fully paid and nonassessable by the Company. However, in accordance with
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, shareholders may be personally liable for an amount equal to the par value for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case.

Miscellaneous

     The Company reserves the right to increase, decrease, or reclassify its authorized capital stock, or any class or series thereof, and to amend or repeal any provisions in the Articles or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in the Articles; and all rights conferred on the holders of Common Stock in the Articles or any amendment thereto are subject to this reservation. There are no conversion rights with respect to any class of capital stock of the Company.


                COMMON STOCK DIVIDENDS AND MARKET

     The Company has paid dividends on Common Stock in varying amounts since it became publicly held.

     The Company's practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon earnings, the Company's financial requirements, and other factors.

     The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol
"MDSN."

     Information and assistance with respect to the Plan may be obtained by writing to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison,
WI 53701-1231, or by telephoning the Company at the appropriate toll-free number:

             252-4744 From Madison, Wisconsin
     1-800-362-6423 All other Wisconsin calls
     1-800-356-6423 Outside Wisconsin (continental U.S.)

     A participant should include his or her name, address, account number, telephone number during business hours, and taxpayer identification number with all correspondence.
Participants should notify the Company of any change in address.


                          LEGAL MATTERS

     Legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Gary J. Wolter, Senior Vice President - Administration and Secretary of the Company. Mr. Wolter beneficially owns shares of Common Stock.


                             EXPERTS

     The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1992, and for the year then ended included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1992, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1994, and 1993 and for the years then ended included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended
December 31, 1994, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing matters.

                        TABLE OF CONTENTS



                                                             Page
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Available Information . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Information
  by Reference  . . . . . . . . . . . . . . . . . . . . . . .  .2
Description of the Plan . . . . . . . . . . . . . . . . . . .   3
Description of Common Stock . . . . . . . . . . . . . . . .  . 13
Common Stock Dividends and Market  . . . . . . . . . . . . . . 15
Legal Matters . . . . . . . . . . . . . . . . . . . . . . .    16
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .  . 16

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and if given or made, such information or representa-tions must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein is correct as of any time since its date.

                             Madison
                         Gas and Electric
                             Company




                       INVESTORS PLUS PLAN








                            PROSPECTUS








                   _____________________, 1995

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


Registration Fee - Securities and Exchange Commission	 $ 6,650
Accounting fees and expenses 				                       10,000
Printing expenses						                                  5,000
Legal fees and expenses					                            15,000
Miscellaneous							                                     3,000

   Total							                                        $39,650

All of the above items except the Registration Fee are estimated.

Item 15. Indemnification of Directors and Officers.

     Pursuant to the provisions of the Wisconsin Business Corporation Law and Article IX of the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and
(ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted:
(a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders, or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

     Directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be indemnified or indemnifiable under the By-laws. The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form having a one-year term. The coverage also applies to directors and officers of subsidiaries of the Registrant. No deductibles or retentions apply to individual directors or officers.

Item 16. Exhibits.

Exhibit
  No.          Description

4.1 Restated Articles of Incorporation of the Company, filed as Exhibit 3.(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-1125, is hereby incorporated by reference.

4.2 By-laws of the Company, filed as Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-
               1125,is hereby incorporated by reference.

*5             Opinion of Gary J. Wolter, Esq.

*23.1          Consent of Coopers & Lybrand LLP

*23.2          Consent of Arthur Andersen LLP

*23.3          Consent of Gary J. Wolter, Esq. (included in
               Exhibit 5).

*24 Powers of Attorney (included on signature page to this Registration Statement).

______________
*Filed herewith.

Item 17. Undertakings.

     (a)  The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (2)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            * * * * *

                            SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 17th day of November, 1995.


              MADISON GAS AND ELECTRIC COMPANY



          By: /s/ David C. Mebane
              _______________________
              David C. Mebane
              Chairman, President and
              Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on the 17th day of November, 1995.

        Each person whose signature appears below constitutes and appoints David C. Mebane and Gary J. Wolter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                    Title


/s/David C. Mebane                            Chairman, President
____________________________                  and Chief Executive
David C. Mebane                               Officer
                                              (Principal Executive
                                              Officer)

/s/Joseph T. Krzos                            Vice President-
____________________________                  Finance
Joseph T. Krzos                               (Principal Finance
                                              Officer and
                                              Principal Accounting
                                              Officer)

/s/ Frank C. Vondrasek                       Vice Chairman and
___________________________                  Director
Frank C. Vondrasek


/s/ Jean Manchester Biddick                  Director
___________________________
Jean Manchester Biddick


/s/ Richard E. Blaney                        Director
___________________________
Richard E. Blaney

/s/ Robert M. Bolz                           Director
___________________________
Robert M. Bolz

/s/ Frederic E. Mohs                         Director
___________________________
Frederic E. Mohs

/s/ Robert B. Rennebohm                      Director
___________________________
Robert B. Rennebohm

/s/ Phillip C. Stark                         Director
___________________________
Phillip C. Stark

/s/ H. Lee Swanson                           Director
___________________________
H. Lee Swanson

                        INDEX TO EXHIBITS

Exhibit
  No.          Description

4.1 Restated Articles of Incorporation of the Company, filed as Exhibit 3.(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-1125, is hereby incorporated by reference.

4.2 By-laws of the Company, filed as Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-
               1125, is hereby incorporated by reference.

*5             Opinion of Gary J. Wolter, Esq.

*23.1          Consent of Coopers & Lybrand LLP

*23.2          Consent of Arthur Andersen LLP

*23.3          Consent of Gary J. Wolter, Esq. (included in
               Exhibit 5).

*24 Powers of Attorney (included on signature page to this Registration Statement).

______________
*Filed herewith.